UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------


                                    FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest reported event): August 24, 2009

                             EMPIRE GLOBAL CORP.
            (Exact name of registrant as specified in its charter)

   DELAWARE                       0 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


     648 Finch Avenue East, Suite 2, Toronto, Ontario M2K 2E6, Canada
                  (Address of principal executive offices)

                              (416) 226-4348
                      (Registrant's telephone number)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; APPOINTMENT OF PRINCIPAL OFFICERS.

Departure of Officer. Mr. Ken Chu tendered his resignation as Chief Executive Officer of the Company effective August 24, 2009.

Election of Officer. Also on August 24, 2009, the Board of Directors accepted the resignation of Ken Chu and Mr. Vic Dominelli our current Chairman of the Board of Directors and Chief Financial Officer agreed to serve as Interim Principal Financial Officer filing the vacancy left by the resignation of Ken Chu until a suitable replacement is appointed.

As such, we do not currently have a President, Secretary, or Treasurer. Our Board of Directors is actively seeking suitable candidates to fill these positions. At such time as our board of directors appoints officers to fill these positions, we will file a current report on Form 8-K to disclose the appropriate information regarding such persons.

Mr. Dominelli has been our Chairman since May 5, 2008, and a director and Chief Financial Officer since January 6, 2005 making Mr. Dominelli our longest serving officer and director. His background and profile was previously reported on Form 8-K filed on January 12, 2005.

Mr. Dominelli does not hold any other directorships in reporting companies and does not have any family relationships among other current or nominated directors or executive officers.

Mr. Dominelli does not have any material interest in any current or future deal.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  AUGUST 28, 2009.                 EMPIRE GLOBAL CORP.


                                     Per: /s/ VIC DOMINELLI
                                         ------------------------------
                                          VIC DOMINELLI
                                          Chairman of the Board
                                          Interim Chief Exceutive Officer